EXHIBIT 10.4

Contracting Agreement

CONTRACTING AGREEMENT

This Agreement (the “Agreement”) is effective as of 1st day of May 2014 by and between Go Ez Corporation (“GEZC”) , and Abraham Dominguez Cinta whose address is as set forth herein as set forth in the paragraph 9, (collectively “Contractor”).

Whereas, GEZC is in the business of telecommunication and ecommerce services for a range of industries and organizations, of which it wishes to expand, and

Whereas, the Contractor, individually are experienced executives, based in Shanghai, China, a key market for GEZC, and

Whereas, GEZC desires to expand its businesses and to operate certain operations and to expand into certain added markets within the expertise of Contractor and further requires certain management and business development expertise which the Contractor possesses to help achieve its growth and market expansion objectives and to implement its business plan for 2014 and beyond, and

Whereas, GEZC desires to use the Contractor, as Management Consultant, to provide executive management and business development services, and the Contractor is willing to provide such consulting services acting on behalf of GEZC.

Now therefore, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

1. Engagement; Contractor Relationship; Duties; Title. GEZC hereby engages the Contractor, and the Contractor hereby agrees to render, contract management services to GEZC in connection the operation and expansion. The Contractor shall report to Board of Director of GEZC. The Contractor shall devote such portion of their respective business time and efforts to the management and expansion of the business and to business development of GEZC as may be required to accomplish the goals and responsibilities determined by the Board of Director of GEZC and Contractor including those set forth on Schedule A. The Contractor shall use reasonable efforts in such endeavors. The Contractor shall also perform the services with a level of care, skill, and diligence that a prudent professional acting in a like capacity and familiar with such matters would use, and shall agree to abide by the rules of governance established by GEZC’s Board of Directors, including but not limited to, the Code of Business Conduct and Ethics and the Insider Trading Policies (copies of which are available and maintained on GEZC website). The parties agree that Contractorshall obtain prior written approval for any and all material contracts or agreements.

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Contracting Agreement

2. Term and Termination. The term of this Agreement shall begin on the date referenced in paragraph one of this Agreement and shall continue until terminated by either Party as described herein. GEZC may terminate this agreement for cause (defined as immoral, unethical, or illegal behavior of the Contractor) without prior notice. This Agreement may be terminated by either party upon thirty (30) days advance written notice subject to the rights of Contractor to obtain compensation asset forth herein.

Should GEZC terminate this agreement other than for cause, it shall provide the Contractor with thirty days’ notice. Upon termination without cause, Contractor shall promptly submit a list of all business opportunities pending or developed by Contractor and such list shall be deemed incorporated into Schedule A. Should GEZC subsequently conclude a transaction among those listed on Schedule A, within 12 months of Termination Date, GEZC shall pay to Contractor any fees deriving from such transactions in accordance with this Agreement.

Should the Contractor terminate this agreement other than due to a breach of this Agreement by GEZC, Contractor shall forfeit any claims to compensation for transactions completed by GEZC following the termination date, unless the fees earned were for work completed by the Contractor prior to the termination date.

3. Compensation. As compensation for all primary services rendered by the Contractor to GEZC pursuant to this Agreement, the Contractor shall be compensated as follows:

3.1 Base Compensation. GEZC shall receive $3,750 per month compensation, payable in stock.

3.2 Incentive Compensation. Contractor shall receive annually an amount equal to 1% of the net revenues (defined as gross revenues less returns, credits, commissions, warranty claims and the like consistent with the determination by the auditors for GEZC from the Accounting Agreement payable in stock as determined at the discretion of the Board of Director.

4. Expenses. The Contractor shall pay for his own expenses unless otherwise agreed or required by GEZC and pre-approved.

5. Status. The Contractor is an independent contractor providing services to GEZC. The Contractor is not an agent of GEZC and shall have no right to bind GEZC, except as expressly and duly authorized in writing by affirmative action of the CEO or board of directors. Contractor, as appropriate, will report all payments to be made hereunder on Forms 1099 as determined by the GEZC auditors. GEZC shall not carry worker’s compensation insurance to cover the Contractor. GEZC shall not pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, or their equivalent in another country, nor provide any other contributions or benefits that might be expected in an employer-employee relationship.

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Contracting Agreement

6. Confidentiality, Non-Competition and Non-Circumvention. During the term of this Agreement and for a period of two (2) years after, GEZC and Contractor agree that neither of them, nor any affiliate of them, directly or indirectly, or in any other capacity, will (i) in any manner influence any person who is an employee of the other Party to leave such service or hire any such person, (ii) contact or solicit any Person that is or at any time within the one year period immediately prior to the date of this Agreement was a customer of GEZC or Contractor, as the case may be, for the purpose of providing products, services or business competitive with that provided by the other PARTY, or provide any such products, services or business to any such Person, or (iii) request or advise any suppliers, customers or accounts of the other Party to withdraw, curtail or cancel any business that is placed with the other Party. Provided further, that in no event, at any time shall either party (i) use or disclose, or cause to be used or disclosed, any secret, confidential or proprietary information of either Party, which is stipulated by either Party as confidential, regardless of the fact that GEZC and/or Contractor or any GEZC Affiliate may have participated in the development of that information, or (ii) make any disparaging remarks about the other Party, their employees or officers, or their services, practices or conduct.

7. Contracts or Other Agreements with Current or Former Employer or Business.The Contractor hereby represents and warrants that he is not subject to any agreement with respect to which the Contractor’s engagement by GEZC would be a breach.

8. Modification of Agreement. This Agreement may be modified by the Parties hereto only by a written supplemental agreement executed by both Parties.

9. Notice. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices here under may be delivered by hand, facsimile transmission or overnight courier, in which event the notice shall be deemed effective when delivered or transmitted.

All notices and other communications under this Agreement shall be given to the Parties hereto at the following addresses:

If to GEZC:

101 First Street

#493

Los Altos, CA 94022

If to Contractor:

Rm 1302, 796 Hong Zhong Road

Shanghai, China

or to such other address as the Parties hereto may specify, in writing, from time to time.

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Contracting Agreement

10. Waiver of Breach. The waiver by either Party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

11. Entire Agreement. This Agreement contains the entire agreement of the Parties relating to the subject matter of this Agreement and supersedes any prior written or oral arrangements with respect to the Contractor’s engagement by GEZC.

12. Successors, Binding Agreement. Subject to the restrictions on assignment contained herein, this Agreement shall inure to the benefit of and be enforceable by GEZC’s successors and assigns.

13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

14. Survival of Obligations. The duties and obligations contained in Paragraphs 5, 6, 10,

11, 13 and 15 shall survive the expiration or termination of this Agreement.

15. Multiple Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

16. Tax Withholding; Indemnification. By reason of Contractor’s relationship with GEZC as an independent contractor, all sums required to be paid by GEZC to Contractor shall be paid in full, without reduction for any withholding taxes, employers’ taxes, social security taxes, payments or contributions, and similar employer withholdings, deductions and payments. Contractor acknowledges and agrees that Contractor shall be solely responsible for making all such filings and payments and shall indemnify and hold harmless GEZC for any liability, claim, expense or other cost incurred by GEZC arising out of or related to the obligations of Contractor pursuant to this Paragraph 16.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the relevant governing laws of where the services are deployed.

18. Headings. The headings of the Paragraphs of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

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Contracting Agreement

IN WITNESS WHEREOF, the parties hereto have executed, or cause their duly assigned agent to execute, this Agreement as of the date first set forth above.

For GEZC

Abraham Dominguez Cinta
President

For Contractor

Abraham Dominguez Cinta

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